UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      October 14, 2009 (September 4, 2009)

                               ANTS SOFTWARE INC.
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             (Exact name of Registrant as specified in its charter)

            Delaware                  000-16299             13-3054685
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  (State or other jurisdiction       (Commission         (I.R.S. Employer
        of incorporation)            File Number)       Identification No.)

   71 Stevenson St., Suite 400, San Francisco, CA             94105
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      (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (650) 931-0500


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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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

Item 3.02     Unregistered Sales of Equity Securities.

     Between September 4, 2009 and October 14, 2009, the Company engaged in a private placement transaction in which 3,592,657 of shares of restricted Common Stock of the Company were sold at a per share price of $0.35. In addition to each share of Common Stock sold in the above transaction, each purchaser also received a warrant to purchase one share of restricted Common Stock in the Company at $0.40 per share, such warrants to expire one year from purchase of the initial Common Stock shares.

     The purchasers of the Common Stock qualify as accredited investors as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "1933 Act"). The Common Stock issued by the Company to the investors has not been registered under the Act. The offer and sale of these shares was made in connection with a private placement and is exempt from the registration requirements of the Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report is neither an offer to sell, nor a solicitation of offers to purchase, securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ANTs software inc.


Date:    October 14, 2009               By: /s/ Joseph Kozak
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                                            Joseph Kozak, Chairmen and Chief
                                            Executive Officer